Exhibit 10.1

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (this “Agreement”) is made and entered into as of             , 200    , by and between Embarq Corporation, a Delaware corporation (the “Company”), and [Name of Indemnitee] (“Indemnitee”). Capitalized terms used herein and not otherwise defined have the meanings set forth in Section 17.

WHEREAS, Indemnitee performs a valuable service for the Company;

WHEREAS, the Board of Directors of the Company has adopted Bylaws (the “Bylaws”) providing for the indemnification of directors, officers and certain other employees of the Company or its Affiliates to the maximum extent permitted by the Delaware General Corporation Law, as amended (the “DGCL”);

WHEREAS, the Bylaws and the DGCL, by their nonexclusive nature, permit contracts between the Company and such directors, officers and other employees of the Company with respect to indemnification of such persons;

WHEREAS, the Board of Directors of the Company has determined that the continuation of present trends in litigation will make it more difficult to attract and retain competent and experienced persons to serve the Company and its Affiliates in certain capacities, that this situation is detrimental to the best interests of the Company’s stockholders and that therefore the Company should act to assure that there will be increased certainty of indemnification protection for the individuals serving in such capacities in the future;

WHEREAS, this Agreement is a supplement to the provisions of the DGCL, the Company’s Certificate of Incorporation and Bylaws and any resolutions adopted pursuant thereto and is not intended to be a substitute therefor, nor is it intended to diminish or abrogate any rights of Indemnitee thereunder; and

WHEREAS, in recognition of the need to provide Indemnitee with substantial protection against personal liability and in order to induce Indemnitee to serve in his or her Corporate Capacity, the Company has determined and agreed to enter into this Agreement with Indemnitee.

NOW, THEREFORE, in consideration of Indemnitee’s service in his or her Corporate Capacity, the parties hereto, intending to be legally bound, agree as follows:

1. Indemnification of Indemnitee. Subject to Section 5, the Company hereby agrees to indemnify, defend and hold harmless Indemnitee if Indemnitee is, or is threatened to be made, a party to or a witness, or is otherwise involved, in any Proceeding by reason of Indemnitee’s Corporate Capacity to the maximum extent not prohibited by the DGCL, as the same now exists or may hereafter be amended (but only to the extent any such amendment permits the Company to provide broader indemnification rights than the DGCL permitted the Company to provide prior to such amendment); provided, however, that except as provided in Section 6, Indemnitee shall not be entitled to indemnification pursuant to this Agreement in connection with a

Proceeding initiated by Indemnitee (other than in Indemnitee’s Corporate Capacity) against the Company or any director or officer of the Company unless the Company has joined in or consented in writing to the initiation of such action.

2. Advancement of Expenses.

(a) The Company shall pay for or reimburse the Expenses of Indemnitee with respect to Indemnitee’s Corporate Capacity in advance of the final disposition of the Proceeding if Indemnitee furnishes the Company a written undertaking, in a form reasonably satisfactory to the Company, to repay any advances if it is ultimately determined that Indemnitee is not entitled to indemnification under this Agreement. Such undertaking must be an unlimited general obligation of Indemnitee but need not be secured and will be accepted without reference to the financial ability of Indemnitee to make repayment.

(b) Notwithstanding any other provision of this Agreement, the Company shall advance any and all Expenses of Indemnitee with respect to Indemnitee’s Corporate Capacity within five (5) business days after Indemnitee has presented the affirmation and undertaking required pursuant to Section 2(a). Any advances and undertakings to repay pursuant to this Section 2 shall be unsecured and interest free. Notwithstanding the foregoing, the obligation of the Company to advance Expenses pursuant to this Section 2 shall be subject to the condition that, if, when and to the extent that the Company determines that Indemnitee would not be permitted to be indemnified under applicable law, the Company shall be reimbursed, within sixty (60) days of such determination, by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts previously paid by the Company pursuant to this Section 2; provided, however, that if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Company that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any advance of Expenses until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed).

3. Indemnification for Expenses of an Indemnitee Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Capacity, a party to and is successful on the merits or otherwise in defense of any Proceeding, or in defense of any claim, issue or matter therein, Indemnitee shall be indemnified against Expenses incurred by Indemnitee in connection with the Proceeding, regardless of whether Indemnitee has met the standards set forth in the DGCL and without any action or determination in accordance with Section 5. If Indemnitee is not wholly successful in such Proceeding but is successful on the merits or otherwise as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses incurred by Indemnitee in connection with each successfully resolved claim, issue or matter. Any necessary determination regarding the allocation or apportionment of Expenses between successful and unsuccessful claims, issues or matters shall be made by the person, persons or entity empowered or selected under Section 5(b) to determine whether Indemnitee is entitled to indemnification.

4. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any Expenses but not for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

5. Procedures and Presumptions for Determination of Entitlement to Indemnification. It is the intent of the parties to secure for Indemnitee rights of indemnification that are as favorable as may be permitted under the law and public policy of the State of Delaware. Accordingly, the following procedures and presumptions shall apply if any question arises as to whether Indemnitee is entitled to indemnification under this Agreement (provided, however, if the procedures for determination of entitlement to indemnification as currently set forth in the DGCL are amended to require different procedures and such different procedures create any material inconsistency between the procedures set forth in paragraph (b) below, the procedures set forth in paragraph (b) shall also be deemed to be amended in the same manner to the extent necessary to remove the material inconsistency without any further action on the part of the Company or Indemnitee):

(a) To obtain indemnification (other than the advancement of Expenses and other than as provided otherwise herein) under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Corporate Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that Indemnitee has requested indemnification. Any expenses incurred by Indemnitee in connection with Indemnitee’s request for indemnification hereunder shall be borne by the Company. The Company hereby indemnifies and agrees to hold Indemnitee harmless for any expenses (including attorneys’ fees and costs) incurred by Indemnitee under the immediately preceding sentence irrespective of the outcome of the determination of Indemnitee’s entitlement to indemnification.

(b) The Company shall not indemnify Indemnitee under Section 1 unless a determination has been made for a specific Proceeding that indemnification of Indemnitee is permissible because Indemnitee has met the standard of conduct set forth in Section 145 of the DGCL and that indemnification of Indemnitee is not otherwise prohibited under Section 145 of the DGCL. The determination shall be made:

(i) If there are two or more Disinterested Directors, by the Board of Directors by a majority vote of all the Disinterested Directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more Disinterested Directors appointed by such a majority vote of all of the Disinterested Directors; or

(ii) By independent legal counsel in a written opinion, so long as such independent legal counsel is:

(A) selected in the manner prescribed in paragraph (i) of this subsection; or

(B) if there are fewer than two Disinterested Directors, selected by the Board of Directors (in which selection directors who do not qualify as Disinterested Directors may participate);

provided, however, that following a Change of Control of the Company, with respect to all matters thereafter arising out of acts, omissions or events occurring prior to or after the Change of Control of the Company concerning the rights of Indemnitee to seek indemnification under this Section 5, such determination shall be made by independent legal counsel nominated by Indemnitee and selected by the Board of Directors or its committee in the manner described in Sections 5(b)(i) and 5(b)(ii)(B) (which selection shall not be unreasonably withheld), which counsel shall not have otherwise performed services (other than in connection with similar matters) within the five years preceding its engagement to render such opinion for Indemnitee or the Company (“Independent Counsel”). If Indemnitee fails to nominate Independent Counsel within ten (10) business days following written request by the Company to nominate Independent Counsel, the Board of Directors or its committee shall select Independent Counsel in the manner described in Section 5(b)(ii). Independent Counsel shall not in any case be a person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement, nor shall Independent Counsel be any person who has been sanctioned or censured for ethical violations of applicable standards of professional conduct. Such Independent Counsel shall determine as promptly as practicable whether and to what extent Indemnitee would be permitted to be indemnified under applicable law and shall render a written opinion to the Company and to Indemnitee to such effect. The Company agrees to pay the reasonable fees and costs of the Independent Counsel referred to above and to fully indemnify such Independent Counsel against any and all expenses, claims, liabilities and damages arising out of or relating to this Section 5 or its engagement pursuant hereto.

(c) If the person, persons or entity empowered or selected under Section 5(b) to determine whether Indemnitee is entitled to indemnification have not made a determination within sixty (60) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d) Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information that is not privileged or otherwise protected from disclosure and that is reasonably available to Indemnitee and reasonably necessary to such determination. Each such person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification shall act reasonably and in good faith in making a determination under this Agreement of Indemnitee’s entitlement to indemnification. Any expenses incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

6. Remedies of Indemnitee; Legal Fees and Expenses.

(a) If (i) a determination is made pursuant to Section 5 that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 2, (iii) no determination of entitlement to indemnification has been made pursuant to Section 5(b) within sixty (60) days after receipt by the Company of the request for indemnification, or (iv) payment of indemnification is not made within twenty (20) days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 5, Indemnitee shall be entitled to an adjudication in the Delaware Court of Chancery of Indemnitee’s entitlement to such indemnification or advancement of Expenses. The Company shall not oppose Indemnitee’s right to seek any such adjudication.

(b) If a determination is made pursuant to Section 5(b) that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding, absent a prohibition of such indemnification under applicable law.

(c) If Indemnitee, pursuant to this Section 6, seeks an interpretation or judicial adjudication of Indemnitee’s rights under, or to recover damages for breach of this Agreement, or to recover under any directors’ and officers’ liability insurance policies maintained by the Company, the Company shall pay on Indemnitee’s behalf, in advance, any and all expenses (of the types described in the definition of Expenses in Section 17) actually and reasonably incurred by Indemnitee in such interpretation or judicial adjudication, regardless of whether Indemnitee ultimately is determined to be entitled to such interpretation, indemnification, advancement of expenses or insurance recovery.

(d) The Company shall be precluded from asserting in any judicial proceeding that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement.

7. Presumption of Entitlement. In making a determination of entitlement to indemnification under this Agreement pursuant to Section 5, the person, persons or entity making such determination shall presume that indemnification is permissible unless clearly precluded by this Agreement or the applicable provisions of the DGCL.

8. No Presumptions as to Certain Termination Events of Proceeding. For purposes of this Agreement, the termination of a Proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that Indemnitee did not meet the standard of conduct set forth in Section 145 of the DGCL.

9. Non-Exclusivity. The rights of indemnification as provided by this Agreement (including without limitation the right to advancement of Expenses) shall be in addition to, and not in lieu of, any other rights to which Indemnitee may at any time be entitled under the DGCL, applicable law, the Company’s Certificate of Incorporation or Bylaws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. Except as required by applicable law, the Company shall not adopt any amendment to its Certificate of Incorporation or Bylaws the effect of which would be to deny, diminish or encumber Indemnitee’s right to indemnification under this Agreement. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by Indemnitee in his or her Corporate Capacity prior to such amendment, alteration or repeal. To the extent that a change in the DGCL, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the DGCL, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

10. Subrogation. In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee. Following receipt of indemnification payments hereunder, as further assurance, Indemnitee shall execute all papers required and, at the expense of the Company, take all action reasonably necessary to secure such rights, including execution of such documents as are reasonably necessary to enable the Company to bring suit to enforce such rights.

11. Insurance. The Company will, from time to time, make the good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with reputable insurance companies providing some or all of the individuals serving in a Corporate Capacity with coverage for losses from wrongful acts, or to ensure the Company’s performance of its indemnification obligations under this Agreement. Among other considerations, the Company will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. To the extent that the Company maintains an insurance policy or policies providing liability insurance for individuals serving in a Corporate Capacity, Indemnitee must be covered by such policy or policies in such manner as to provide Indemnitee the same rights and benefits as are accorded other individuals serving in substantially the same Corporate Capacity.

12. No Duplication of Payment. The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

13. Defense of Claims. The Company shall be entitled to participate in the defense of any Proceeding to which Indemnitee is a party by reason of Indemnitee’s Corporate Capacity or to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee, provided, however, if Indemnitee, concludes that (a) the use of counsel chosen by the Company to represent Indemnitee would likely present such counsel with an actual or potential conflict of interest and Indemnitee furnishes to the Company a written opinion of counsel to such effect, (b) the named parties in the Proceeding include both Indemnitee and the Company and Indemnitee concludes that there may be one or more legal defenses available to Indemnitee that are different from or in addition to those available to the Company, and Indemnitee furnishes to the Company a written opinion of counsel to such effect, or (c) any such representation by counsel would be precluded under the applicable standards of conduct then prevailing, and Indemnitee furnishes to the Company a written opinion of counsel to such effect, then Indemnitee shall be entitled to retain separate counsel (but not more than one law firm plus, if applicable, local counsel) at the Company’s expense. The Company shall not be liable to Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without the Company’s prior written consent. The Company shall not, without the prior written consent of Indemnitee, effect any settlement of any Proceeding unless such settlement solely involves the payment of money and includes a complete and unconditional release of Indemnitee from all liability on all claims that are the subject matter of the Proceeding. Neither the Company nor Indemnitee shall unreasonably withhold its consent to any proposed settlement; provided, however, that Indemnitee may withhold consent to any settlement that does not provide a complete and unconditional release of Indemnitee.

14. Successors and Binding Agreement.

(a) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all the business or assets of the Company, by agreement in form and substance satisfactory to Indemnitee and Indemnitee’s counsel, expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. This Agreement shall be binding upon and inure to the benefit of the Company and any successor to the Company, including any person or entity acquiring directly or indirectly all or substantially all of the business or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise (and such successor will thereafter be deemed the “Company” for purposes of this Agreement).

(b) Indemnitee’s right to indemnification and advancement of Expenses pursuant to this Agreement shall continue regardless of the termination of Indemnitee’s Corporate Capacity, and this Agreement shall inure to the benefit of and be enforceable by Indemnitee’s personal or legal representatives, executors, administrators, spouses, heirs, assigns and other successors.

(c) This Agreement is personal in nature and neither of the parties hereto shall, without the prior written consent of the other, assign or delegate this Agreement or any rights or obligations hereunder except as expressly provided in Sections 14(a) and 14(b).

(d) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation, reorganization or otherwise to all or substantially all of the business or assets of the Company), assigns, spouses, heirs, executors, administrators and personal and legal representatives.

15. Duration of Agreement. This Agreement, including the obligations of the Company to indemnify Indemnitee and advance Expenses, shall survive regardless of the termination of Indemnitee’s Corporate Capacity

16. Enforcement/Reliance.

(a) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve in a Corporate Capacity, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving in such Corporate Capacity.

(b) This Agreement, along with the Company’s Certificate of Incorporation and Bylaws, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

17. Definitions. For purposes of this Agreement:

(a) “Affiliate” has the meaning as defined in Rule 405 under the Securities Act of 1933, as amended.

(b) “Change of Control” means (i) an acquisition by any person (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) of beneficial ownership of 20% or more of the combined voting power of the Company’s then outstanding voting securities; (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or (iii) the consummation of a merger or consolidation involving the Company if the stockholders of the Company, immediately before such merger or consolidation, do not own, immediately following such merger or consolidation, more than 80% of the combined voting power of the outstanding voting securities of the resulting entity in substantially the same proportion as their ownership of voting securities immediately before such merger or consolidation, (iv) the consummation of the sale or other disposition of all or substantially all of the assets of the Company, (v) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company or (vi) there occurs any other event of a nature that would be required to be reported in response to either Item 5.01 of Form 8-K or Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934, as amended), whether or not the Company is then subject to such reporting requirement. Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because twenty percent (20%) or more of the then outstanding voting securities is acquired by (1) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its subsidiaries or (2) any entity that, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of shares in the Company immediately prior to such acquisition.

(c) “Corporate Capacity” describes the capacity in which Indemnitee serves, served or will serve the Company, whether as a director, officer, employee or agent of the Company or, at the Company’s request, as a director, officer, partner, trustee, employee, administrator, representative or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, entity, or other enterprise of any kind. Corporate Capacity also describes any service by Indemnitee at the Company’s request in connection with an employee benefit plan if Indemnitee’s duties to the Company also impose duties on, or otherwise involve services by, Indemnitee to the plan or to participants in or beneficiaries of the plan. Corporate Capacity includes, unless the context requires otherwise, the estate or personal representative of Indemnitee.

(d) “Disinterested Director” means a director who at the time of a vote referred to in Section 5(b) is not:

(i) A party to the Proceeding; or

(ii) A director having a familial, financial, professional, or employment relationship with the director whose indemnification or advance for Expenses is the subject of the decision being made with respect to the Proceeding, which relationship would, in the circumstances, reasonably be expected to exert an influence on the director’s judgment when voting on the decision being made.

(e) “Expenses” means, (i) with respect to any Proceeding against Indemnitee other than a Proceeding by or in right of the Company, all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with such Proceeding, including attorneys’ fees and costs, and (ii) with respect to any Proceeding against Indemnitee by or in right of the Company, all expenses actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such Proceeding, including attorneys’ fees and costs.

(f) “Proceeding” means any threatened, pending, or completed action, suit, or proceeding, including discovery, whether civil, criminal, administrative, arbitrative, or investigative, whether formal or informal and including any action brought under the federal securities laws.

18. Modification and Waiver. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

19. Notice By Indemnitee. Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter that may be subject to indemnification covered hereunder. The failure to so notify the Company shall not relieve the Company of any obligation that it may have to Indemnitee under this Agreement or otherwise unless and only to the extent that such failure or delay materially prejudices the Company.

20. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as United Parcel Service, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

(a) If to Indemnitee, to:

_____________________

_____________________

_____________________

(b) If to the Company, to:

_____________________

_____________________

_____________________

Embarq Corporation

Attn: ________________

or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

21. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same Agreement.

22. Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

23. Governing Law. The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without application of the conflict of laws principles thereof. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the Delaware Court of Chancery for all purposes in connection with any action or proceeding that arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the Delaware Court of Chancery.

24. Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

25. Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

The parties hereto have executed this Indemnification Agreement as of the day and year first above written.

EMBARQ CORPORATION

By:
Name:
Title:

INDEMNITEE

Name: